United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 3, 2024

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Harbor Place

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.01 per share)	OSG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

OVERSEAS SHIPHOLDING GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers.

(b)

On April 3, 2024, Gary Eugene Taylor, a director of Overseas Shipholding Group, Inc. (the “Company”), advised the Company of his intention not to stand for reelection to the Company’s Board of Directors (the “Board”) at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”). Consequently, Mr. Taylor will cease being a director effective immediately after the Annual Meeting. Mr. Taylor has advised that his decision to retire was not the result of any disagreement with the Company that would require disclosure under Item 5.02(a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: April 8, 2024	By	/s/ Susan Allan
	Name:	Susan Allan
	Title:	Vice President, General Counsel and Corporate Secretary